AMENDMENT I
TO
THE OFFICE SPACE LEASE AGREEMENT
(No. 005/Plaza Asia/LA/XII/2017) dated 18 December 2017)
PERJANJIAN SEWA MENYEWA RUANGAN PERKANTORAN

This AMENDMENT to the Office Space Lease Agreement (hereinafter referred to as "Amendment I") is made on and entered into in Jakarta on Monday, 10th December 2018, by and between:

1. **PT. GUNUNG MARAS LESTARI**, a limited liability company duly established under the laws of the Republic of Indonesia, having its legal domicile in Jakarta, and office address at Plaza Asia, 2nd Floor Jalan Jenderal Sudirman Kaveling 59 Jakarta 12190 ; in this manner represented Bp. Karli Boenjamin , in his capacity as Director PT. Gunung Maras Lestari (hereinafter referred to as the "**First Party**"); and

2. **PT. TOGA INTERNATIONAL INDONESIA,** a limited liability company duly established under the laws of the Republic of Indonesia, having its legal domicile in Jakarta, and office address at Plaza Asia, 2nd Floor Jalan Sudirman Kaveling 59 Jakarta 12190; in this manner represented by Ms. Cecilia Tjahjadi, in her capacity as General Manager PT. Toga International Indonesia (hereinafter referred to as the "**Second Party**").

First Party and Second Party are collectively referred to as the "Parties" and individually referred to as the "Party", hereby first state as follows:

a. Whereas, the Parties have entered into Perjanjian Sewa Menyewa Ruangan Perkantoran (The Office Space Lease Agreement) No. 005/Plaza Asia/LA/XII/2017 dated 18th December 2017 (including any related documents thereon shall be referred to as the "Agreement").

b. Whereas the Parties have mutually agreed to amend of Jangka Waktu Sewa (Lease Period) Attachment 2 under the Agreement.

c. Whereas the Parties have mutually agreed to amend of Harga Sewa (Rental Price) Attachment 3 under the Agreement.

NOW IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

I. The Parties have agreed to amend Attachment 2 of Jangka Waktu Sewa (Lease Period) under Perjanjian Sewa Menyewa Ruangan Perkantoran (The Office Space Lease Agreement) of the Agreement and replace it as follow:

   LEASE PERIOD
   Notwithstanding anything to the contrary and the signing date of this Amendment, the Parties hereby agree that the Lease Period in accordance with this Amendment shall be valid for 2 (two) years and effective from 1st February 2019 until 31st January 2021

II. The Parties have agreed to amend under Attachment 3 of the Agreement and replace it as follow:
   Notwithstanding anything to the contrary and the signing date of this Amendment, the Parties hereby agree that the Rental will be paid by second party to the first party 2 (two) years in advance.

III. The Parties have agreed that this Amendment I shall be effective as of 1st February 2019

IV. The Parties have agreed that this Amendment I shall be treated as an integral and inseparable part of the Agreement and shall be binding upon the Parties.

V. The Parties have agreed that all other terms and conditions of the initial The Office Space Lease Agreement (No. 005/Plaza Asia/LA/XII/2017) dated 18th December 2017 shall not be affected by this Amendment and continue to be valid and binding upon the Parties.

IN WITNESS WHEREOF, the Parties hereto through their duly authorized representatives have signed this Amendment I

PT. GUNUNG MARAS LESTARI

METERAI TEMPEL A1775AFF607652846 6000 ENAM RIBU RUPIAH

Karli Boenjamin
Director

PT. TOGA INTERNATIONAL INDONESIA

Cecilia Tjahjadi
General Manager

Perjanjian Novasi / Novation Agreement

PT. GUNUNG MARAS LESTARI (***PT. GML***)

PT. TOGA INTERNATIONAL INDONESIA (the ***"Transferor"***)

PT. TOGL TECHNOLOGY INDONESIA (the ***"Transferee"***)

Novation Agreement

This Novation Agreement (*"Novation Agreement"*) is made on 15 July 2019 between the following parties:

1. **PT. TOGA INTERNATIONAL INDONESIA,** a company duly organised and existing under the laws of Republic of Indonesia, having its registered office address at Menara Sudirman, 8th Floor, Jalan Jenderal Sudirman Kaveling 60 Jakarta 12190, in this matter is represented by Ms. Cecilia Tjahjadi as the General Manager of and therefore is authorised to represent and act for and on behalf of PT. Toga International Indonesia (hereinafter referred to as the *"Transferor"*); and

2. **PT. GUNUNG MARAS LESTARI,** a limited liability company duly established and existing under the laws of the Republic of Indonesia and having its registered office at Office 8, 32nd Floor, SCBD Lot 28 Jalan Jenderal Sudirman Kaveling 52 - 53 Jakarta 12190, in this matter is represented by Mr. Karli Boenjamin as the Director of and therefore is authorised to represent and act for and on behalf of PT. Gunung Maras Lestari (hereinafter referred to as *"PT. GML"*); and

3. **PT. TOGL TECHNOLOGY INDONESIA,** a limited liability company duly established and existing under the laws of the Republic of Indonesia and having its registered office at Plaza Asia, 2nd Floor, Jalan Jenderal Sudirman Kaveling 59 Jakarta 12190, in this matter is represented by Mr. Julianda Barus as the President Director of and

Perjanjian Novasi

Perjanjian Novasi ini (*"Perjanjian Novasi"*) dibuat pada tanggal 15 Juli 2019 antara para pihak di bawah ini:

1. **PT. TOGA INTERNATIONAL INDONESIA**, suatu perusahaan yang didirikan berdasarkan hukum negara Republic of Indonesia, dengan alamat kantor terdaftar di Menara Sudirman, Lantai 8, Jalan Jenderal Sudirman Kaveling 60 Jakarta 12190, dalam hal ini diwakili oleh Ibu Cecilia Tjahjadi selaku General Manager dari dan oleh karenanya berhak untuk mewakili dan bertindak atas nama PT. Toga International Indonesia (selanjutnya disebut *"Pihak Yang Mengalihkan"*);

2. **PT. GUNUNG MARAS LESTARI**, suatu perseroan terbatas yang didirikan berdasarkan dan tunduk kepada hukum Negara Republik Indonesia dan memiliki kantor terdaftar yang beralamat Office 8, Lantai 32, SCBD Lot 28 Jalan Jenderal Sudirman Kaveling 52 - 53 Jakarta 12190, dalam hal ini diwakili oleh Bp. Karli Boenjamin selaku Direktur dari dan oleh karenanya berhak untuk mewakili dan bertindak atas nama PT. Gunung Maras Lestari *(selanjutnya disebut "PT. GML")*; dan

3. **PT. TOGL TECHNOLOGY INDONESIA**, suatu perseroan terbatas yang didirikan berdasarkan dan tunduk kepada hukum Negara Republik Indonesia dan memiliki kantor terdaftar yang beralamat di Plaza Asia, Lantai 2 Jalan Jenderal Sudirman Kaveling 59 Jakarta 12190,

therefore is authorised to represent and act for and on behalf of PT. TOGL Technology Indonesia (herenafter referred to as the "***Transferee***").

dalam hal ini diwakili oleh Bp. Julianda Barus selaku Direktur Utama dari dan oleh karenanya berhak untuk mewakili dan bertindak atas nama PT. TOGL Technolgies Indonesia (selanjutnya disebut "***Pihak Yang Menerima Pengalihan***").

WHEREAS:

(A) Transferor and PT. GML are parties to the Lease Agreement No. 005/Plaza Asia/LA/XII/2017 dated 18 December, 2017 (***Lease Agreement***) and Amendment I dated 10 December 2018. Which definition shall also include, for the avoidance of doubt, any amendment, variation, supplement and replacement thereto. Pursuant to the Assigned Agreement, the Transferor (as the lessee) agreed to lease and occupy office space located at 2nd floor, Unit C at Plaza Asia, with location at Jl. Jenderal Sudirman Kaveling 59, Jakarta 12190, Indonesia, which are legally owned by PT.GML (as the lessor).

(B) The Transferor intends to assign its benefit, interest, rights and obligations under the Assigned Agreement to the Transferee.

(C) To implement the abovementioned assignment based on the Assigned Agreement, the Transferor must obtain prior written approval from PT. GML

BAHWA:

(A) Pihak Yang Mengalihkan dan PT. GML adalah para pihak dalam Perjanjian Sewa Menyewa No. 005/Plaza Asia/LA/XII/2017 tertanggal 18 Desember 2017 ("***Perjanjian Sewa Menyewa*** ") dan Amendment I tertanggal 10 Desember 2018. Definisi mana mencakup juga, untuk menghindari keragu-raguan, setiap perubahan, variasi, tambahan dan penggantian terhadapnya. Berdasarkan Perjanjian Sewa Menyewa Pihak Yang Mengalihkan (sebagai Penyewa) setuju untuk menyewa dan menempati ruangan kantor yang terletak di Lantai 2, Unit C di Plaza Asia, yang berlokasi di Jalan Jenderal Sudirman Kaveling 59, Jakarta 12190, Indonesia yang dimiliki secara sah oleh PT.GML (sebagai pihak yang menyewakan).

(B) Pihak Yang Mengalihkan berkeinginan untuk mengalihkan manfaat, kepentingan, hak dan kewajibannya berdasarkan Perjanjian Yang Dialihkan kepada Pihak Yang Menerima Pengalihan.

(C) Untuk melaksanakan pengalihan sebagaimana dimaksud diatas, berdasarkan Perjanjian Yang Dialihkan, Pihak Yang Mengalihkan harus memperoleh persetujuan tertulis

terlebih dahulu dari PT. GML

(D) Through the signing of this Novation Agreement, the Transferor intends to obtain the written approval from PT. GML and the Transferor shall novate all of its rights and obligations and assign all of its benefit and interests under the Assigned Agreement to Transferee.

(D) Melalui penandatanganan Perjanjian Novasi ini, Pihak Yang Mengalihkan bermaksud memperoleh persetujuan tertulis dari PT. GML dan Pihak Yang Mengalihkan me-novasi-kan seluruh hak dan kewajiban serta mengalihkan seluruh manfaat dan kepentingan nya dalam Perjanjian Yang Dialihkan kepada Pihak Yang Menerima Pengalihan.

NOW THEREFORE, the Parties has agreed as follows:

OLEH KARENA ITU, Para Pihak menyetujui sebagai berikut:

1. Definitions and Interpretation

In this Novation Agreement, capitalized words shall have the same meaning as in the Assigned Agreement and unless the context requires otherwise, the following words and expression shall have the meaning ascribe to them as follows:

Effective Date means the date of this Novation Agreement as of 15 July 2019

Parties means Transferor, PT. GML and Transferee and their respective successors and their permitted assignees, and a Party means any of the Parties.

1. Definisi dan Penafsiran

Dalam Perjanjian Novasi ini, kata dalam huruf besar memiliki arti yang sama dengan yang terdapat dalam Perjanjian Yang Dialihkan dan kecuali dinyatakan sebaliknya, kata dan ungkapan berikut ini memiliki arti sebagai berikut:

Tanggal Efektif berarti tanggal Perjanjian Novasi ini sejak tanggal 15 Juli 2019

Para Pihak berarti Pihak Yang Mengalihkan, PT. GML dan Pihak Yang Menerima Pengalihan dan masing-masing pengganti dan penerusnya, dan Pihak adalah salah satu dari Para Pihak, sebagaimana dinyatakan sebaliknya.

2. Novation

2.1 As of the Effective Date, all rights and obligations of Transferor under the Assigned Agreement are hereby novated to Transferee and therefore as of the Effective Date, Transferee, will fulfil all obligations of Transferor set forth in the

2. Novasi

2.1 Sejak Tanggal Efektif, seluruh hak dan kewajiban dari Pihak Yang Mengalihkan berdasarkan Perjanjian Yang Dialihkan dengan ini di-novasi-kan kepada Pihak Yang Menerima Pengalihan dan oleh karena itu sejak

Assigned Agreement and Transferor shall cease, for all purposes, to be a party to the Assigned Agreement and Transferee, shall, for all purposes, become a party thereto in place of Transferor.

Tanggal Efektif, Pihak Yang Menerima Pengalihan, akan memenuhi seluruh kewajiban dari Pihak Yang Mengalihkan sebagaimana diatur didalam Perjanjian Yang Dialihkan dan Pihak Yang Mengalihkan harus berhenti, untuk maksud apapun, menjadi pihak dalam Perjanjian Yang Dialihkan dan Pihak Yang Menerima Pengalihan, harus, untuk maksud apapun, menjadi pihak didalam Perjanjian Yang Dialihkan sebagai pengganti dari Pihak Yang Mengalihkan.

2.2 As the consequence of the novation agreed in paragraph 2.1 above:

(a) Transferor is hereby released and discharged from all of its rights and obligations under the Assigned Agreement arising, accruing or to be performed after the Effective Date;

(b) Transferee hereby accepts and becomes responsible for all such rights and obligations;

(c) Transferor acknowledges that it shall remain solely responsible in respect of any claim in connection with or incidental to its performance of the Assigned Agreement prior to the Effective Date including without limitation any of its liabilities and commitments that accrued prior to the Effective Date;

2.2 Sebagai konsekuensi dari novasi yang disetujui pada ayat 2.1 di atas:

(a) Pihak Yang Mengalihkan dengan ini dilepaskan dan dibebaskan dari seluruh hak dan kewajibannya yang timbul, terakumulasi atau akan dilaksanakan berdasarkan Perjanjian Yang Dialihkan setelah Tanggal Efektif;

(b) Pihak Yang Menerima Pengalihan dengan ini menerima dan menjadi bertanggung jawab atas seluruh hak dan kewajiban tersebut;

(c) Pihak Yang Mengalihkan mengakui bahwa Pihak Yang Mengalihkan akan tetap bertanggung jawab sendiri terhadap tuntutan apapun yang terkait atau berhubungan dengan pelaksanaan Perjanjian Yang Dialihkan oleh Pihak Yang Mengalihkan sebelum Tanggal Efektif termasuk tapi

	tidak terbatas pada tanggung jawab dan komitmennya yang timbul sebelum Tanggal Efektif;
(d) Transferor hereby indemnifies Transferee from and against all and any actions, proceedings, costs, claims, expenses and demands arising from or in connection with or incidental to its performance of the Assigned Agreement prior to the Effective Date including without limitation any of its liabilities and commitments that accrued prior to the Effective Date;	(d) Pihak Yang Mengalihkan dengan ini setuju untuk membebaskan Pihak Yang Menerima Pengalihan dari dan terhadap tindakan, proses peradilan, biaya, tuntutan, pengeluaran dan tagihan yang timbul dari atau terkait dengan pelaksanaan Perjanjian Yang Dialihkan oleh Pihak Yang Mengalihkan sebelum Tanggal Efektif termasuk tapi tidak terbatas pada tanggung jawab dan komitmennya yang timbul sebelum Tanggal Efektif;
(e) Transferee acknowledges that it shall be solely responsible in respect of any claim against it in connection with or incidental to its performance of the Assigned Agreement from and after the Effective Date including without limitation any of its liabilities and commitments; and	(e) Pihak Yang Menerima Pengalihan menyatakan bahwa Pihak Yang Menerima Pengalihan akan tetap bertanggung jawab sendiri terhadap tuntutan apapun yang terkait atau berhubungan dengan pelaksanaan Perjanjian Yang Dialihkan oleh Pihak Yang Menerima Pengalihan sejak dan setelah Tanggal Efektif termasuk tapi tidak terbatas pada tanggung jawab dan komitmennya; dan
(f) Transferee hereby indemnifies Transferor from and against all and any actions, proceedings, costs, claims, expenses and demands arising from or in	(f) Pihak Yang Menerima Pengalihan dengan ini setuju untuk membebaskan Pihak Yang Mengalihkan dari dan terhadap seluruh dan

connection with or incidental to its performance of the Assigned Agreement from and after the Effective Date including without limitation any of its liabilities and commitments that accrued from and after the Effective Date.

3. Representations and Warranties

3.1 Each Party represents and warrants to each other Party that:

(a) the execution and delivery of this Novation Agreement has been properly authorised by all necessary corporate action of the Party;

(b) it has full corporate power and lawful authority to execute this Novation Agreement and to perform and consummate or cause to be performed its obligations under this Novation Agreement; and

(c) this Novation Agreement constitutes a legal, valid and binding obligation of the Party enforceable in accordance with its terms by appropriate legal remedy.

tindakan, proses peradilan, biaya, tuntutan, pengeluaran dan tagihan apapun yang timbul dari atau terkait dengan pelaksanaan Perjanjian Yang Dialihkan oleh Pihak Yang Menerima Pengalihan sejak dan setelah Tanggal Efektif termasuk tapi tidak terbatas pada tanggung jawab dan komitmennya yang timbul sejak dan setelah Tanggal Efektif.

3. Pernyataan dan Jaminan

3.1 Masing – masing Pihak menyatakan dan menjamin kepada Pihak lainnya bahwa:

(a) penandatanganan dan pelaksanaan Perjanjian Novasi ini telah mendapatkan seluruh persetujuan perusahaan yang diperlukan oleh Pihak tersebut;

(b) Pihak yang bersangkutan memiliki wewenang dan kuasa yang sah untuk menandatangani Perjanjian Novasi ini dan melaksanakan serta menyelesaikan atau membuat kewajiban yang diberikan kepadanya berdasarkan Perjanjian Novasi ini dilaksanakan; dan

(c) Perjanjian Novasi ini merupakan kewajiban yang sah, berlaku dan mengikat bagi Pihak, yang dapat dilaksanakan sesuai dengan ketentuan – ketentuannya

dengan penyelesaian dari aspek hukum yang wajar.

3.2 Each of the Transferor and PT. GML represents and warrants to the Transferee that, as at the Effective Date, neither the Transferor nor PT. GML is in default under any provision of the Assigned Agreement.

3.2 Masing – masing dari Pihak Yang Mengalihkan dan PT. GML menyatakan dan menjamin kepada Pihak Yang Menerima Pengalihan bahwa, sejak Tanggal Efektif, baik Pihak Yang Mengalihkan dan PT. GML tidak dinyatakan melakukan pelanggaran terhadap ketentuan apapun dari Perjanjian Yang Dialihkan.

4. Survival of the Assigned Agreement

This Novation Agreement shall be construed as an inseparable part of the Assigned Agreement, therefore shall be read in conjunction with the Assigned Agreement. Subject to the novation made hereunder, the provisions of the Assigned Agreement shall remain valid, including but not limited to the followings:

Article 9 Rights and Obligation of the Lessee

9.4. Assignment/ Sub Lease

Assignment/sub lease over part or all of the Demised Premised may be conducted by the Lessee with prior written approval from the Lessor with condition that all terms and conditions on utilisation of the Demised Premises shall be prevailed to the new lessee/assignee. The Lessor is fully responsible on the performance of the terms and conditions of this Agreement by the new lessee/assignee.

4. Keberlakuan Perjanjian Yang Dialihkan

Perjanjian Novasi ini merupakan bagian yang tidak terpisahkan dari Perjanjian Yang Dialihkan, sehingga harus dibaca terkait dengan Perjanjian Yang Dialihkan. Dengan tunduk pada novasi yang dilakukan berdasarkan Perjanjian Novasi ini, ketentuan-ketentuan dari Perjanjian Yang Dialihkan akan tetap berlaku termasuk namun tidak terbatas pada sebagai berikut:

Pasal 9 Hak dan Kewajiban Penyewa

9.4 Pengalihan/Penyewaan Kembali

Pengalihan/penyewaan kembali sebagian atau seluruh Ruang Sewa dapat dilakukan oleh Penyewa dengan persetujuan terlebih dahulu dari Pihak Yang Menyewakan dengan ketentuan seluruh syarat dan ketentuan penggunaan Ruangan Sewa berlaku juga bagi penyewa yang baru/ penerima pengalihan. Penyewa bertanggung jawaba sepenuhnya atas pelaksanaan syarat dan ketentuan dalam Perjanjian ini oleh penyewa yang baru/penerima

pengalihan.

5. MISCELLANEOUS PROVISIONS

5.1 **Governing Language**. This Novation Agreement has been prepared, negotiated, and executed in Indonesian and English languages subject to the prevailing laws (including Law No. 24 of 2009 concerning the Flag, Language, State Symbol and National Anthem). The English language text of the Novation Agreement shall be the determining text in the event of discrepancies between the English and Indonesian languages text.

5.2 **Dispute Resolution**. Any dispute, controversy or claim arising out of, relating to or in connection with this Novation Agreement, including any question regarding its existence, validity or termination, will be resolved in accordance with the terms of clause 19 of the Assigned Agreement as if set out in full in this Novation Agreement.

5.3 **Governing Law.** This Novation Agreement shall be governed by and interpreted in accordance with the laws of the Republic of Indonesia.

5.4 **Amendment.** This Novation Agreement may not be amended except in writing signed by the Parties hereto, unless stipulated otherwise herein.

5.5 **Counterparts**. This Novation Agreement may be executed by the Parties in any

5. KETENTUAN LAIN

5.1. **Bahasa Yang Berlaku**. Perjanjian Novasi ini telah dipersiapkan, dinegosiasikan dan ditandatangani dalam Bahasa Indonesia dan Bahasa Inggris dengan tunduk pada hukum yang berlaku (termasuk Undang-Undang No. 24 of 2009 mengenai Bendera, Bahasa, Lambang Negara, Lagu Kebangsaan). Teks Bahasa Inggris dari Perjanjian Novasi ini merupakan bahasa yang menentukan dalam hal terjadi perbedaan antara teks Bahasa Inggris dan Bahasa Indonesia.

5.2 **Penyelesaian Perselisihan**. Setiap perselisihan, perbedaan atau tuntutan yang timbul dari atau terkait atau berhubungan dengan Perjanjian Novasi ini, termasuk pertanyaan mengenai keberadaan keberlakuan atau pengakhirannya, akan diselesaikan sesuai dengan pasal 19 dari Perjanjian Yang Dialihkan seakan – akan dicantumkan secara penuh dalam Perjanjian Novasi ini.

5.3 **Hukum Yang Berlaku.** Perjanjian Novasi ini diatur oleh dan ditafsirkan sesuai dengan hukum negara Republik Indonesia.

5.4 **Perubahan.** Perjanjian Novasi ini tidak dapat diubah kecuali secara tertulis yang ditandatangani oleh Para Pihak dalam Perjanjian Novasi ini, kecuali ditetapkan lain di dalam Perjanjian Novasi ini.

5.5 **Salinan**. Perjanjian Novasi ini dapat ditandatangani oleh Para Pihak

number of separate counterparts. Each counterparts shall be an original but all of which together shall constitute one and the same instrument.

dalam beberapa salinan terpisah. Setiap salinan merupakan asli namun secara bersama – sama merupakan satu kesatuan dan instrumen yang sama.

5.6 Each of the Parties to this Novation Agreement agrees to perform all acts, execute and deliver any document as may be required by law or as any Party may reasonably require to effect the novation referred to this Novation Agreement and to give any Party the full benefit of this Novation Agreement.

5.6 Setiap dari Para Pihak dalam Perjanjian Novasi ini setuju untuk melaksanakan semua tindakan, menandatangani dan melaksanakan setiap dokumen yang dapat disyaratkan oleh hukum atau yang dapat diminta secara wajar oleh setiap Pihak untuk memberlakukan novasi yang dimaksud dalam Perjanjian Novasi ini dan untuk memberikan manfaat penuh kepada setiap Pihak dari Perjanjian Novasi ini.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representative to execute this Novation Agreement on the date first above written.

DEMIKIANLAH PERJANJIAN INI, Para Pihak melalui wakilnya yang sah telah menandatangani Perjanjian Novasi ini pada tanggal yang pertama kali disebutkan di atas.

PT. GUNUNG MARAS LESTARI

Nama / name: Karli Boenjamin

Jabatan / title: Director

The Transferor /Pihak Yang Mengalihkan

PT. TOGA INTERNATIONAL INDONESIA

Nama / name: Cecilia Tjahjadi

Jabatan / title: General Manager

The Transferee / Pihak Yang Menerima Pengalihan

PT. TOGL TECHNOLOGY INDONESIA

Nama / name: Julianda Barus

Jabatan / title: President Director